                                                                   Exhibit 10.36




                            FORM OF OPTION AGREEMENT


                  THIS AGREEMENT ("AGREEMENT") is made as of ________________, between Assisted Care Operators, LLC, a Delaware limited liability company and Oakhaven Senior Living, Inc., a California corporation (collectively, the "OPTIONOR") and Balanced Care Corporation, a Delaware corporation, or its successors and assigns ("BCC").

                               W I T N E S S E T H

                  WHEREAS, collectively, Optionor is the owner of 100% of the equity interests (the "EQUITY INTERESTS") of _______________________________ _____________, a Delaware limited liability company (the "COMPANY"), which Equity Interests are evidenced by certificate numbers 1 & 2 of the Company, and represent 100% of the equity interests in the Company; and

                  WHEREAS, the Company executed and delivered that certain Lease and Security Agreement dated as of ________________ (the "LEASE") whereby the Company leased from ____________________, an _______ corporation (the "LESSOR") property, together with all improvements built or to be built thereon, located in _______________________ as more fully described in the Lease (the "PROPERTY"); and

                  WHEREAS, the Company and _______________________________, a
Delaware corporation (the "MANAGEMENT FIRM") have entered into that certain Management Agreement dated as of ________________ (the "MANAGEMENT AGREEMENT") whereby the Company has appointed the Management Firm as the exclusive manager and operator of the Facility; and

                  WHEREAS, BCC, Optionor and the Company have entered into that certain Shortfall Funding Agreement dated as of _______________ (the "SHORTFALL AGREEMENT") whereby, among other matters, BCC has agreed to fund certain Shortfalls by making loans to the Company, as more fully provided in the Shortfall Agreement; and

                  WHEREAS, BCC is willing to enter into the Shortfall Agreement, and all other Transaction Documents of which BCC is a party, only if Optionor executes and delivers an option agreement whereby BCC or its successors and assigns may acquire all of the Equity Interests of the Optionor, on the terms and conditions provided herein.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. GRANT OF OPTION/CONSIDERATION. (a) Optionor hereby grants to BCC an option (the "OPTION") to purchase all of Optionor's right, title and interest in and to the Equity Interests on the terms and conditions provided herein. The Purchase Price for the Equity Interests shall be paid to Optionor on the Closing Date in immediately available funds. The Option shall be exercisable by providing written notice to Optionor on or before the ninth anniversary after the date of this Agreement (the "OPTION TERM").

                  (b) In consideration of the grant of the Option to BCC, BCC shall make the following payments (the "OPTION PAYMENTS") to Optionor, which Option Payments shall be payable over a nine year period (until the exercise of the Option) in quarterly installments, as follows: on the first day of each calendar quarter, beginning on July 1, 1998, and for so long as this Agreement is in effect (but ending in all events at the time of exercise of the Option), one-fourth of an amount calculated as 25% per annum of the Working Capital Reserve actually funded by the Optionor, compound on an annual basis; provided, however, BCC shall pay on April 2, 1998 a pro-rata amount calculated as 25% per annum of the Working Capital Reserve actually funded by Optionor from the date hereof through April 2, 1998, plus an amount equal to one-fourth of an amount calculated as 25% per annum of the Working Capital Reserve actually funded by Optionor as of April 2, 1998, which April 2, 1998 Option Payment represents Option Payments through the end of the first calendar quarter of 1998, and Option Payments payable in advance for the second calendar quarter of 1998. Notwithstanding anything to the contrary contained herein, if the Option is exercised, BCC's obligation to make Option Payments thereafter shall cease. Option Payments shall be made to Optionors without demand or notice, except as expressly provided herein.

                  (c) Until BCC provides written notice of its exercise of the Option, BCC shall be under no obligation whatsoever to purchase the Equity Interests or exercise the Option, and shall not otherwise have any liability whatsoever hereunder in connection with Option Payments or the purchase of the Equity Interests.

                  (d) The "PURCHASE PRICE" as used herein shall mean (i) an amount equal to the Working Capital Reserve actually funded by the Optionor under the Shortfall Agreement, plus (ii) an amount calculated as 25% per annum of the Working Capital Reserve actually funded by the Optionor under the Shortfall Agreement, compounded annually through the Closing Date (as defined below), plus (iii) the aggregate amount of all Advances and all other obligations due and payable by Lessee or the Optionor to BCC or a BCC Affiliate under the Transaction Documents through the Closing Date (exclusive of the Management Fee under the Management Agreement), minus (iv) any Option Payments (including, for purposes of this Subsection, payments made pursuant to Subsection (ii) of this Section 1(d)). The aggregate amount of all Advances and all other obligations due and payable by Lessee or the Optionor through the Closing Date to BCC or a BCC Affiliate under the Transaction Documents as provided in Subsection (iii) of this Section 1(d), shall be paid to BCC or the BCC Affiliate (as appropriate) on the Closing Date from the Purchase Price.

                  2. CLOSING. (a) The closing of the purchase of the Equity Interests (the "CLOSING"), whether pursuant to the exercise of the Option or pursuant to the provisions of Section 9 below, shall take place at such time and location in Pennsylvania as shall be designated by BCC upon three (3) days prior written notice to Optionor (the "CLOSING DATE"). At the Closing (i) BCC shall deliver the Purchase Price and (ii) Optionor shall deliver to BCC (A) the certificates representing the original Equity Interests, together with such powers and other instruments as BCC may request and (B) the certificate of an appropriate officer of the Company stating that the transfer of the Equity Interests to BCC has been recorded on the books and records of the Company, and affirming to BCC such additional matters as BCC may reasonably request. Additionally, both BCC and Optionor shall take such further actions and execute and deliver such further documents and instruments as either party may reasonably request. The Equity Interests shall be transferred to BCC free and clear of all Liens and restrictions of any kind or nature, except for Liens in favor of BCC as expressly provided herein and Liens in favor of Lessor as expressly provided in the Lease.

                  (b) Notwithstanding anything to the contrary contained herein or in the other

Transaction Documents and without in any way implying that such actions are permissible under the Transaction Documents, if and to the extent that the funding of the Working Capital Reserve is advanced in the form of a loan to the Company (such advances, together with all interest, penalties and other costs and fees assessed or incurred in connection therewith, are referred to herein as the "BORROWINGS"), the Borrowings shall be repaid in full from the Purchase Price at the Closing. Optionor shall give BCC prior written notice before authorizing the Company to make any Borrowings, detailing the amount thereof. BCC shall have the right at the Closing to pay to the holder of any note evidencing Borrowings from the Purchase Price the total amount outstanding with respect to the Borrowings.

                  3. COVENANTS OF OPTIONOR/LEGEND/PLEDGE. (a) Optionor shall not (i) sell, assign, convey, pledge (except as expressly provided herein), encumber or otherwise transfer (by operation of law or otherwise) any of Optionor's rights, title or interest under, in or to the Equity Interests, (ii) cause or permit the Company to merge, consolidate, dissolve, liquidate, change its capital structure, issue new or substitute Equity Interests (including the issuance of warrants) or sell, convey, assign or otherwise transfer all or any portion of the Company's assets or (iii) cause or permit the Company to otherwise take any action that with the passage of time and/or the giving of notice would constitute a default under or a breach of any covenant or provision of the Shortfall Agreement or the other Transaction Documents.

                  (b) Optionor shall cause the Company to place the following legend on all certificates representing Equity Interests:

                  THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION TO PURCHASE IN FAVOR OF BALANCED CARE CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AS MORE FULLY SET FORTH IN THAT CERTAIN OPTION AGREEMENT DATED AS OF ________________.

                  (c) To secure the obligations of the Optionor hereunder, Optionor hereby grants and pledges to BCC a first priority lien and security interest in the Equity Interests. Such pledge shall be further memorialized by the Stock Pledge Agreement. For purposes of perfecting the security interest in the Equity Interests, Optionor shall deliver herewith to BCC possession of all certificates, instruments, documents and other evidence of Optionor's ownership of the Equity Interests accompanied by undated powers of attorney or other appropriate duly executed blank transfer powers. Optionor shall take such further actions, and execute such further documents, as may be requested by BCC to effect the pledge and grant of a security interest in the Equity Interests.

                  (d) In addition to the other covenants stated herein, each Optionor covenants and agrees that each Optionor shall not, and shall not cause the Company to, without the prior written consent of BCC: (i) except as otherwise expressly permitted under the Transaction Documents or the Lease Documents, create or suffer to exist any Lien or any other type of preferential arrangement, upon or with respect to any of the properties of Optionor or the Company, whether now owned or hereafter acquired, or assign any right to receive income, (ii) make any distribution of cash or other property or declare or pay any dividend or distribution on any securities issued by the Company or Optionor (provided, however, this restrictions shall not be construed to prohibit Optionor's Members or shareholders from receiving Option Payments in accordance with the terms and conditions of this Agreement), (iii) engage in any business venture or enter into any agreement with respect to any business venture, except as expressly provided in the Transaction Documents and the Lease Documents with respect to the Facility, (iv) except as otherwise expressly permitted under the Transaction Documents and the Lease Documents, convey, transfer, lease, sublease, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of the assets of Optionor or the Company (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any person or Entity, (v) create, assume, guaranty or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding, any Indebtedness, except as expressly provided in the Lease Documents or the Transaction Documents, (vi) form, organize or participate in the formation or organization of any Entity, or make any investment in any newly formed or existing Entity, (vii) amend, supplement or otherwise modify the terms of the Articles of Organization or the Operating Agreement of the Company in any way, (viii) enter into any transaction with Lessor or any affiliate or related party to or with Lessor, other than pursuant to the Transaction Documents and the Lease Documents, (ix) merger or consolidate with, purchase all or any substantial part of the assets of, or otherwise acquire any Entity, (x) issue any equity interests or options, warrants or other rights to purchase any equity interests or any securities convertible or exchangeable for equity interests, or commit to do any of the foregoing, other than in favor of BCC in accordance with the Transaction Documents or (xi) enter into any administrative or other similar agreement with any party relating to the provision of administrative or management service for the benefit of either Optionor or the Company.

                  4. REPRESENTATIONS AND WARRANTIES. Optionor represents and warrants to BCC that (i) Optionor is the sole and exclusive owners of the Equity Interests free and clear of all Liens and restrictions (except Permitted Liens), and Optionor's ownership interest in the Equity Interests is appropriately noted and documented on the books and records of the Company, (ii) each Optionor is validly organized and in good standing under the jurisdiction of its formation, this Agreement and the other Transaction Documents to which the Optionors are a party have been duly authorized by all requisite action and this Agreement and the other Transaction Documents to which each Optionor is a party constitutes the legal, valid and binding obligation of each Optionor, subject only to bankruptcy and creditor's rights laws, (iii) no Person or Entity holds any Equity Interests in the Company, other than the Optionor, (iv) the Equity Interests have been duly issued to Optionor, are fully paid and nonassessable,
(v) Optionor has the full right and power to transfer and convey the Equity Interests, enter into this Option Agreement and sell the Equity Interests to BCC without the need to obtain the consent or joinder of any Person or Entity, (vi) Optionor (and each person or Entity that has an ownership in Optionor) has had the opportunity to ask all questions of BCC, the Company and any other person or entity necessary or desirable concerning Optionor's investment in the Equity Interests, (vii) Optionor (and each person or Entity that has an ownership interest in Optionor) has the requisite knowledge and sophistication to make informed decisions regarding the risks and merits of an investment in the Company, and has not relied on any oral or written statements of BCC or any BCC Affiliate in connection with Optionor's investment in the Company and (viii) Optionor (and each person or Entity that has an ownership interest in Optionor) understands that the Equity Interests will be deemed restricted securities within the meaning of the 1933 Act (and state securities laws), the Equity Interests are non-transferable and Optionor (and each person or Entity that has an ownership interest in Optionor) must be able to bear the economic risks of ownership of the Equity Interests for an indefinite period of time. The provisions of this Section shall survive the Closing and purchase of the Equity Interests.

                  5. BINDING EFFECT. The rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

                  6. ASSIGNMENT. Optionor may not assign, pledge, hypothecate or otherwise transfer its rights, obligations and duties hereunder without the prior written consent of BCC. BCC shall have the right to transfer and assign its rights, obligations and duties hereunder to any affiliate or third party without the consent of the Optionor; provided, however, no such transfer or assignment shall relieve BCC of its obligations hereunder.

                  7. DEFAULT. (a) In the case of default by Optionor hereunder, BCC shall be entitled, after ten (10) days prior written notice to Optionor, to
(a) seek an action in specific performance and/or (b) seek such other relief, including without limitation an action at law for damages, as may be available. Optionor shall pay all reasonable counsel fees of BCC in connection with enforcing any rights or benefits of BCC hereunder or under the other Transaction Documents. The rights and remedies of BCC under this Option Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

                  (b) In the case of default by BCC hereunder, Optionor shall be entitled, after ten (10) days prior written notice to BCC, to seek such relief, including without limitation an action at law for damages, as may be available to Optionors. BCC shall pay all reasonable counsel fees of Optionor in connection with enforcing any rights or benefits of Optionor hereunder. The rights and remedies of Optionor under this Option Agreement are cumulative and not exclusive of any rights or remedies which they may otherwise have. To remove any doubt, in the event that BCC fails to make Option Payments as provided herein, Optionor shall have the right, after providing ten (10) days prior written notice to BCC, to terminate BCC's right to acquire the Equity Interests pursuant to the Option.

                  8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, Federal Express or other recognized overnight courier or sent by registered or certified U.S. mail, return receipt requested or sent by facsimile or telecopy transmission and addressed:

                               (i)     If to the Optionor,  at:

                                       1350 Old Bayshore Highway
                                       Suite 300
                                       Burlingame, CA 94010
                                       Attention: F. David Carr

                               (ii)    If to BCC at

                                       5021 Louise Drive
                                       Suite 200
                                       Mechanicsburg, PA 17055

or to such other address or facsimile number as a party may designate by notice to the other parties hereto.

                  9. FUNDING OF WORKING CAPITAL RESERVES. Optionors intend to fund Working Capital Reserves for five (5) separate and distinct development projects with Lessor, with the total amount of all fundings not to exceed $4,200,000. Optionors covenant and agree to make such fundings into Working Capital Reserves, at the direction of BCC, as follows: (i) as of the date hereof, Optionors have deposited a total of $400,000 into two Collateral Accounts as initial capital for two projects, (ii) on April 2, 1998, Optionors shall deposit in Collateral Accounts designated by BCC the additional sum of $800,000, (iii) upon ten (10) business days notice (which notice may not be provided prior to April 2, 1998) Optionors shall deposit in one or more Collateral Accounts as designated by BCC the additional sum of up to $1,000,000 for funding of the Working Capital Reserve for the third project to be developed with Lessor and (iv) upon ten (10) business days notice (which notice may not be provided prior to May 1, 1998), Optionors shall deposit in one or more Collateral Accounts as designated by BCC the additional maximum sum of up to $2,000,000 for the funding of the remaining Working Capital Reserves for the fourth and fifth projects with Lessor. Time is of the essence with respect to each funding described in this Section. In the event that Optionors fail in a timely fashion to fund the sums required by this Section, BCC shall have the right, not withstanding any other provision of this Agreement or the other Transaction Documents to the contrary, to acquire all Equity Interests of Optionors in all lessees of such projects for an amount equal to the actual funds deposited into one or more Collateral Accounts for projects with Lessor, together with an amount equal to the pro-rata portion of 25% per annum of the Working Capital Reserve actually funded by Optionors (minus all Option Payments actually made), and upon such payment, Optionors shall transfer and convey to BCC (or any other party designated by BCC) such Equity Interests, free and clear of all Liens, in the manner provided in this Agreement for such transfer in connection with the exercise of the Option.

                  10. DEFINITIONS; INTERPRETATION; MISCELLANEOUS. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in Appendix 1 hereto; the rules of interpretation and other provisions set forth in Appendix 1 hereto shall apply to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

WITNESS:                                    ASSISTED CARE OPERATORS, LLC

______________________________________      By: ___________________________

                                            Title:_________________________



ATTEST/WITNESS:                             OAKHAVEN SENIOR LIVING, INC.


By: __________________________________      By: ___________________________

Title: _______________________________      Title:_________________________





ATTEST/WITNESS:                             BALANCED CARE CORPORATION


By:_______________________________          By: ___________________________

Title:_____________________________         Title: ________________________